Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-103894) pertaining to the American Pharmaceutical Partners Savings and Retirement Plan of our report dated May 27, 2004, with respect to the financial statements and schedule of the American Pharmaceutical Partners Savings and Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

/s/ Ernst & Young LLP

June 24, 2004

Chicago, Illinois